Exhibit 99.1

TeraWulf Secures Long-Term Ground Lease at Cayuga Site to Expand High-Performance Computing Infrastructure

80-Year Lease Unlocks Up to 400 MW of Infrastructure Capacity, Enhancing TeraWulf’s Platform for AI and HPC Growth

EASTON, Md. – August 14, 2025 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner and operator of vertically integrated, next-generation digital infrastructure powered by predominantly zero-carbon energy, today announced the execution of a long-term ground lease for approximately 183 acres at the Cayuga site in Lansing, New York (the “Cayuga Ground Lease”). This transaction marks a major step forward in the Company’s expansion of high-performance computing (HPC) and AI data center hosting.

The Cayuga Ground Lease, executed with Cayuga Operating Company LLC (“Cayuga”), has a term of 80 years and includes reciprocal purchase and sale options exercisable for $100 beginning in year 50. The lease provides TeraWulf with exclusive rights to develop up to 400 MW of digital infrastructure capacity, with 138 MW of low-cost, predominantly zero-carbon power expected to be ready for service in 2026. Located on the site of a former coal-fired power plant, the Cayuga property features robust existing electrical infrastructure, an industrial-scale water intake system, and redundant fiber connectivity – critical components for supporting enterprise-scale computing workloads.

“Our lease at Cayuga highlights TeraWulf’s strategic advantage—access to large-scale, sustainable infrastructure in attractive power markets with predominantly zero-carbon energy and robust fiber connectivity to key hubs like New York City,” said Kerri Langlais, Chief Strategy Officer of TeraWulf. “With 138 MW expected to come online in the second half of 2026 and scalable capacity up to 400 MW, Cayuga further reinforces our position as a destination of choice for enterprise and hyperscale customers seeking low-cost, next-generation compute infrastructure.”

Located in Upstate New York, where nearly 90% of the electricity generation mix is from zero carbon-sources, the Cayuga site benefits from one of the cleanest energy profiles in the country. The property’s existing substation and four transmission lines (115kV and 34.5kV) support near-term scalability, while electricity costs averaging below $0.05 per kilowatt-hour reinforce TeraWulf’s low-cost operating model. An approximately 67 MW solar installation is planned, and an 800 MWh battery energy storage system is in advanced development on parcels adjacent to the leased area.

The transaction was negotiated and approved by a special committee of the Company’s Board of Directors, composed entirely of independent directors (the “Independent Committee”) as Cayuga is owned by TeraWulf’s Chief Executive Officer. The Independent Committee was advised by independent legal counsel Reed Smith LLP and received a fairness opinion from CBRE Capital Advisors, Inc. In connection with the transaction, Cayuga’s parent company Riesling Power will receive consideration comprised of $95 million in the form of TeraWulf common stock determined on the basis of a 15-day trailing VWAP, and $3 million in cash, reinforcing long-term alignment between management and shareholders.

About TeraWulf

TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to innovation and operational excellence, with a mission to lead the market in large-scale digital infrastructure by serving both its own compute requirements and those of top-tier HPC clients as a trusted hosting partner.

Contacts

Investors: investors@terawulf.com
Media: media@terawulf.com

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) our ability to attract additional customers to lease our HPC data centers; (3) our ability to perform under our existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.